UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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CONSENSUS CLOUD SOLUTIONS, INC.
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(Name of Registrant as Specified in Its Charter)
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2022
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS AND
PROXY STATEMENT

Dear Consensus Cloud Solutions, Inc. Stockholder:

Since becoming a stand-alone public company seven months ago, Consensus Cloud Solutions, Inc. (“Consensus”) has leveraged its long history in the digital fax space to position itself as a leading provider of secure cloud document and data transmission services. By offering multiple tiers of service with increasing levels of features and functionality to our customers around the world, we facilitate information exchange in a secure and efficient manner. Our customers range from consumers, sole proprietors, small and medium-sized businesses, and enterprises across various industries, including financial services, legal, manufacturing, government agencies with an emphasis on the healthcare industry.

We have focused our technology at providing solutions that transform unstructured digital documents into secure, advanced healthcare standard HL7/FHIR structured data. Our unique differentiator as a company is our ability to deliver a full-service multi-protocol secure cloud platform. This platform promotes a variety of HIPAA compliant protocols and eliminates the need for an entity to manage multiple communication applications, delivering a single robust cloud solution that is reliable, secure, and affordable. As a cloud solution, our communication package eliminates the need for costs associated with hardware, data center space, IT staff and expense software maintenance costs. There is no longer a need to compromise on how an information flow is optimized. Whether a customer uses fax, HL7, FHIR, Direct Secure Messaging, or a digital signature as a vessel for delivering documents, Consensus will supply all of those technologies and the capability to transform it in route.

As we move towards closing our first year as a public Company, we will continue adding to our suite of products solving healthcare interoperability challenges, strengthening our research and development efforts, and making the necessary investments in people, systems and hardware to enhance the company’s opportunity for further success.

We believe Consensus is well positioned to drive growth and deliver long-term stockholder value and thank you for your continued support.
Sincerely,

R. Scott Turicchi
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME June 15, 2022 8:30am Pacific Time	WHO CAN VOTE Stockholders of record as of the close of business on April 18, 2022 will be entitled to notice of, and to vote at, the Annual Meeting, or any adjournment thereof.
LOCATION Online via live audiocast on www.virtualshareholdermeeting.com/CCSI2022

VOTING ITEMS
PROPOSALS		BOARD VOTE RECOMMENDATION	FOR FURTHER DETAILS
1	Election of 2 Class I directors named in this proxy statement	“FOR” each director nominee	Page 10
2	Advisory vote to approve the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2022	“FOR”	Page 15
Stockholders will also transact any other business that may be properly presented at the Annual Meeting. This proxy statement is first being made available to our stockholders on May 2, 2022.
In light of the ongoing public health concerns related to the novel coronavirus (“COVID-19”) pandemic, we are holding the Annual Meeting in a virtual-only format this year. To attend the Annual Meeting online, vote, submit questions or view the list of registered stockholders during the meeting, stockholders of record will need to go to the meeting website listed above and log in using their 16-digit control number included on their proxy card or Notice. Beneficial owners should review these proxy materials and their voting instruction form for how to vote in advance of and how to participate in the Annual Meeting.
In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the Annual Meeting will convene the meeting at 9:30 a.m. Pacific Time on the date specified above and at the Company’s address specified below solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at https://investor.consensus.com/overview/default.aspx.
As permitted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials online under the SEC’s “notice and access” rules. As a result, unless you previously requested electronic or paper delivery on an ongoing basis, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy statement, our 2021 Annual Report and a form of proxy card or voting instruction card (together, the “proxy materials”). This distribution process is more resource- and cost-efficient. The Notice contains instructions on how to access the proxy materials online. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials. If you elect to receive a paper copy, our proxy materials will be mailed to you.
We encourage you to review these proxy materials and vote your shares before the Annual Meeting.
By Order of the Board of Directors,
Vithya Aubee
Chief Legal Officer, Secretary
700 S. Flower Street, 15th Floor
Los Angeles, California 90017
May 2, 2022

HOW TO VOTE

INTERNET
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visit www.proxyvote.com.
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TELEPHONE Dial toll-free (1-800-690-6903) or the telephone number on your voting instruction form. You will need the control number printed on your Notice, proxy card or voting instruction form.	MAIL If you received a paper copy of a proxy card by mail Mark, sign, date and promptly mail the proxy card in the postage-paid envelope	QR CODE Scan this QR code to vote. You will need the control number printed on your notice, proxy card or voting instruction form. with your mobile device
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON JUNE 15, 2022
The notice, proxy statement, and 2021 Annual Report on Form 10-K are available at www.proxyvote.com.

FORWARD-LOOKING STATEMENTS AND WEBSITE REFERENCES
This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2021 Annual Report on Form 10-K. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.
Unless the context otherwise requires, references in this proxy statement to “Consensus,” “we,” “us,” “our,” “our company” and “the Company” refer to Consensus Cloud Solutions, Inc.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

DATE AND TIME June 15, 2022 at 8:30 a.m. Pacific Time		LOCATION Online at www.virtualshareholdermeeting.com/CCSI2022	RECORD DATE April 18, 2022

VOTING MATTERS		BOARD'S VOTE RECOMMENDATIONS	FOR FURTHER INFORMATION
PROPOSAL 1	Election of Directors	“FOR” each director nominee	Page 10
PROPOSAL 2	Ratification of Independent Registered Public Accounting Firm	“FOR”	Page 15
Company Overview and Business Strategy
Consensus Cloud Solutions, Inc., together with its subsidiaries (“Consensus Cloud Solutions” or “Consensus”, “our”, “us” or “we”), is a provider of secure information delivery services with a scalable Software-as-a-Service (“SaaS”) platform. Consensus serves more than one million customers of all sizes, from enterprises to individuals, across over 50 countries and multiple industry verticals including healthcare, financial services, law and education. Beginning as an online fax company over two decades ago, Consensus has evolved into a leading global provider of enterprise secure communication solutions. Our communication and digital signature solutions enable our customers to securely and cooperatively access, exchange and use information across organizational, regional and national boundaries. Our mission is to democratize secure information interchange across technologies and industries, and solve the healthcare interoperability challenge. All of Consensus’ revenue is recurring in nature and is generated either via fixed subscription plans or usage-based contracts.
In 2020, we launched the Consensus Unite healthcare interoperability platform, a comprehensive workflow collaboration and data exchange solutions suite. Healthcare represents Consensus’ largest industry vertical and has information, secure communication, management and interoperability needs. The sector is undergoing a large-scale digitization effort, with the objective to streamline workflows, increase efficiency for operators, and increase transparency for patients. We believe our leadership in digital fax and our deep experience in the healthcare industry positions Consensus well to help healthcare providers accomplish their broader digitization and interoperability objectives.
To address market demand for effective interoperability solutions, Consensus is concentrating its development efforts in tools capable of integrating with existing healthcare IT infrastructure to facilitate communication between providers and allow use of multiple transmission protocols within a single cloud-based platform.
Our strategy focuses on generating attractive organic growth, achieving solid margins and free cash flow generation, pursuing value-accretive acquisitions and delivering high value to our shareholders. Our strategy includes:
•Continuing to grow in Corporate secure information exchange;
•Solving healthcare interoperability challenges;
•Positioning the business for sustained growth through continued focus on profitability and cash flow generation; and
•Complementing organic growth investments with targeted acquisitions
On October 7, 2021, we completed a spin-off from our former parent company, J2 Global, Inc. (now known as "Ziff Davis, Inc.”). We refer to this transaction, which resulted in the separation of Consensus and Ziff Davis into two separate publicly traded companies, as the “Separation” or “Spin-Off.”

Directors
The following provides summary information about each director (including the director nominees):

NAME AND OCCUPATION	AGE	OTHER PUBLIC BOARDS	COMMITTEE MEMBERSHIPS
			AC	CC	ESG	EXE
DOUGLAS BECH CHAIR IND Chairman and Chief Executive Officer, Raintree Resorts International	76	1
ELAINE HEALY IND ✚ Co‐Founder and Co-CEO of NexGen Venture Partners, LLC	59	2
STEPHEN ROSS IND ✚ Former EVP – Recreational Enterprises, Warner Bros Entertainment, Inc.	74	0
NATHANIEL (NATE) SIMMONS IND President of Cybersecurity and Martech Division, Ziff Davis, Inc.	45	0
PAMELA SUTTON-WALLACE IND Senior Vice President and Regional Chief Operating Officer, New York Presbyterian	52	0
SCOTT TURICCHI CEO of Consensus Cloud Solutions, Inc.	58	0

AC – Audit Committee CC – Compensation Committee ESG – Environmental, Social and Corporate Governance Committee EXE - Executive Committee IND Independent CHAIR Chairman of the Board of Directors	Chair Member ✚ Audit Committee Financial Expert

Board Snapshot - Skills & Experience
The following chart shows how certain relevant and important skills, experience, characteristics and other criteria, are currently represented on our board. This chart is not intended to be an exhaustive list for each director, but instead intentionally focuses on the primary skill sets each director contributes. We believe the combination of the skills and qualifications shown below demonstrates how our board is well-positioned to provide effective oversight and strategic advice to our management.

Board Skills and Experience Matrix
Total Number of Directors	6
Prior Board Experience	6
Financial Expert - CPA or CFO	2
Financially Literate - Accounting or Related Financial Management (except as reported above)	4
Operations	5
Cybersecurity	1
Executive / CEO	6
Human Resources / Compensation	4
Safety / Health / Environment	1
Legal / Regulatory / Government	3

Board Diversity Matrix
Total Number of Directors	6
	Female	Male
Part I: Gender Identity
Directors	2	4
Part II: Demographic Background
African American or Black	1	1
White	1	3

Corporate Governance Highlights
•Independent Chairman of the Board
•Supermajority of independent directors
•Majority vote for directors in uncontested elections
•Key committee memberships limited to independent directors
•Robust director search process, which requires that the Environmental, Social and Corporate Governance Committee (the “ESG Committee”) include women and minority candidates in the pool from which Board nominees are chosen
•Annual Board and committee self-evaluations
•No poison pill
•Active Board oversight of strategy, risk management, and environmental, social and governance matters
•Robust overboarding policies
•Hedging/pledging prohibited

CORPORATE GOVERNANCE

Director Independence
Our board of directors (the “Board”) has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information provided by each director, our Board has determined that none of our directors, with the exception of Scott Turicchi, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and, accordingly, that Douglas Bech, Elaine Healy, Stephen Ross, Nathaniel Simmons, and Pamela Sutton-Wallace are each independent under applicable Nasdaq rules. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. Specifically, with respect to Mr. Simmons, the Board considered his employment at Ziff Davis, Inc., which currently beneficially owns approximately 20% of our outstanding common stock. The Board took into account that Mr. Simmons is not, and has never served as, an executive officer of Ziff Davis, Inc., and determined that such relationship did not impair his independence.
Board Leadership Structure
The Board annually reviews its leadership structure to evaluate whether the structure remains appropriate for the Company. The Board believes that it is in the best interests of the Company and its stockholders to separate the Chairman of the Board and Chief Executive Officer roles and for our Chairman to be independent. Currently, Mr. Bech serves as our independent Chairman of the Board. Our Board believes that our current structure, with an independent Chairman who is well-versed in the needs of a complex business and has strong, well-defined governance duties, gives our Board a strong leadership and corporate governance structure that best serves the needs of Consensus and its stockholders. The Board will continue to evaluate its leadership structure on an ongoing basis and may make changes as appropriate to Consensus and its future needs.
Director Nominations
In accordance with its charter, the ESG Committee determines the qualifications, qualities, skills, and other expertise required to be a director and recommends to the Board criteria to be considered in selecting nominees for directors. Our Board generally expects directors to possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders and that directors should also have an inquisitive mind, an objective perspective, practical wisdom and mature judgment. The ESG Committee evaluates the composition of our Board annually to assess whether the skills, experience, characteristics and other criteria established by our Board are currently represented on our board as a whole, and in individual directors, and to assess the criteria that may be needed in the future in light of the Company’s anticipated needs. The ESG Committee reviews the qualifications of director candidates and incumbent directors in light of the criteria established by our Board and recommends appropriate candidates to our Board for election by the Company’s stockholders at the applicable annual meeting.
Additionally, we believe diversity in the boardroom helps the Board better oversee Consensus’s management and provide strategic advice. Our Board is committed to considering geographic, age, gender, racial and ethnic diversity when selecting director candidates and as part of the search process for each new director, the ESG Committee will include women and minority candidates in the pool from which Board nominees are chosen. The Board will assess its effectiveness in this regard as part of the Board’s annual self-evaluation process.
The ESG Committee reviews the qualifications of director candidates and incumbent directors in light of the criteria established by the Board, and any stockholder recommendations for directors are evaluated in the same manner as other candidates considered by the ESG Committee. Stockholders that wish to nominate a director for election to our Board should follow the procedures described under the “Submission of Stockholder Proposals for the 2023 Annual Meeting” heading.
Board Committees
Our Board has four standing committees: an Audit Committee, a Compensation Committee, an ESG Committee, and an Executive Committee.
In accordance with our Corporate Governance Principles, the independent directors meet in an executive session without management present on a regularly scheduled basis. Mr. Bech, as our independent Chairman, presides at these executive sessions.
From October 7, 2021 to December 31, 2021, the Board held three meetings, in addition to two meetings of the Audit Committee, and two meetings of the Compensation Committee. There were no meetings of the ESG Committee (the full Board addressed certain regular ESG Committee matters during the Company’s first board meetings), and the Executive Committee during 2021. All incumbent directors attended all of the meetings of the Board and committees on which they served during 2021.
Directors are encouraged to attend the annual meeting of stockholders absent unusual circumstances. The Company did not hold an annual meeting of stockholders during the fiscal year ended December 31, 2021 because the Separation occurred in October 2021.

AUDIT COMMITTEE
MEMBERS Elaine Healy (Chair) Stephen Ross Pamela Sutton-Wallace
PRINCIPAL RESPONSIBILITIES:
The primary role of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. Management of the Company is responsible for preparing the Company’s financial statements determining that they are complete, accurate, and in accordance with generally accepted accounting principles and establishing satisfactory disclosure controls and internal control over financial reporting. The independent auditor is responsible for auditing the Company’s financial statements and the effectiveness of the Company’s internal control over financial reporting.
We have adopted a committee charter that details the principal functions of the Audit Committee, including:
•appointing, overseeing the work of, evaluating, compensating and retaining the independent registered public accounting firm and discussing with the independent registered public accounting firm its relationships with the Company and its independence;
•reviewing financial statements and discussing the scope and results of the independent audit and quarterly reviews with the independent registered public accounting firm;
•reviewing the adequacy and effectiveness of our disclosure controls and procedures and developing procedures for employees to submit concerns anonymously regarding accounting, internal accounting controls, auditing and federal securities law matters;
•reviewing our policies on risk assessment and risk management, including risks related to the our financial statements and financial reporting processes, information technology, cybersecurity and any other compliance or governance requirements deemed material;
•reviewing related party transactions; and
•approving in advance all audit and permissible non-audit services and fees, to be performed by the independent registered public accounting firm.
Under the Nasdaq listing rules and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Elaine Healy, Stephen Ross and Pamela Sutton-Wallace qualify as an “independent” director for purposes of the SEC and Nasdaq independence rules that are applicable to audit committee members. Each member of the Audit Committee is financially literate, and our Board has determined that each of Ms. Healy and Mr. Ross qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.
The Audit Committee has established and oversees procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. The Audit Committee has the authority to retain counsel and other advisers as it determines necessary to fulfill its duties and responsibilities.

COMPENSATION COMMITTEE
MEMBERS Stephen Ross (Chair) Douglas Bech Elaine Healy
PRINCIPAL RESPONSIBILITIES:
The primary role of the Compensation Committee is to assist the Board with the oversight of executive compensation.
We have adopted a committee charter that details the principal functions of the Compensation Committee, including:
•reviewing the competitiveness of our executive compensation programs with respect to (i) the attraction and retention of executive officers, (ii) the motivation of executive officers to achieve our business objectives, and (iii) to align the interest of executive officers with the long-term interests of stockholders;
•annually reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, evaluating their performance against these goals and objectives, and, based on this evaluation, recommending to the Board the compensation for the CEO and other executive officers;
•administering and making recommendations to the Board with respect to the Company’s incentive compensation and equity-based compensation plans that are subject to Board approval; and
•reviewing and discussing with the Board and senior executives plans for officer development for all senior executives, including the Chief Executive Officer.
Each of Stephen Ross, Douglas Bech and Elaine Healy qualifies as an “independent” director for purposes of the SEC and Nasdaq independence rules that are applicable to compensation committee members.
The Compensation Committee has the authority, in its sole discretion, to retain a compensation consultant, legal counsel or other advisers, and are directly responsible for the compensation, retention terms and overseeing the work of any such advisers.
The Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) in October 2021 to serve as the compensation consultant for the Compensation Committee and to provide advice in connection with the design of the Company’s 2021 compensation program for directors and executive officers. FW Cook did not provide any other services to the Company or management, and FW Cook only received fees from the Company for the services it provided to the Compensation Committee. The Compensation Committee evaluated FW Cook’s independence under the applicable Nasdaq and SEC standards and concluded that FW Cook was independent of the Company and that its services raised no conflicts of interest.

ENVIRONMENTAL, SOCIAL AND CORPORATE GOVERNANCE COMMITTEE
MEMBERS Pamela Sutton-Wallace (Chair) Douglas Bech Elaine Healy Nathaniel (Nate) Simmons
PRINCIPAL RESPONSIBILITIES:
The primary role of the ESG Committee is to assist the Board with oversight of the director nominations process, the Company’s corporate governance and the Company’s policies, procedures and other actions that support the Company’s ongoing commitment to diversity, equity, inclusion and environmentally sustainable practices.
We have adopted a committee charter, which details the purpose and responsibilities of the ESG Committee, including:
•identifying, evaluating, and selecting, or making recommendations to our Board regarding, nominees for election to our Board;
•overseeing the evaluation of the Board and its committees;
•considering and making recommendations to our Board regarding the composition of our Board and its Committees;
•overseeing and making recommendations to the Board regarding sustainability matters relevant to the Company’s business, including policies, activities and opportunities; and
•developing and making recommendations to our Board regarding the Company’s corporate governance principles and matters.
The ESG Committee comprises at least three directors and each director meets the Nasdaq independence requirements.
The ESG Committee has the authority to retain counsel and other advisers as it determines necessary to fulfill its duties and responsibilities, including search firms to be used to identify director candidates. The ESG Committee is responsible for setting the compensation and retention terms and overseeing the work of any director search firm, outside legal counsel or any other advisors.

EXECUTIVE COMMITTEE
MEMBERS Doug Bech (Chair) Elaine Healy Scott Turicchi
PRINCIPAL RESPONSIBILITIES:
The primary role of the Executive Committee is to act on behalf of the Board when the Board is not in session, to the extent permitted by applicable law and the Company bylaws.
We have adopted a committee charter, which details the limited purpose and responsibilities of the Executive Committee as stated above.
The Executive Committee comprises at least three directors and each director meets the Nasdaq independence requirements.
The Executive Committee has the authority to retain counsel and other advisers as it determines necessary to fulfill its duties and responsibilities, including search firms to be used to identify director candidates. The Executive Committee is responsible for setting the compensation and retention terms and overseeing the work of any director search firm, outside legal counsel or any other advisors.

E G

Risk Oversight
A core responsibility of the Board is to understand the principal risks associated with the Company’s business on an ongoing basis, and oversee the key risk decisions of management, which includes comprehending the appropriate balance between risks and rewards. While the Audit Committee has primary responsibility for risk oversight, both the Audit Committee and the Board are actively involved in risk oversight and both receive reports on our risk management activities from our executive management team on a regular basis. Members of both the Audit Committee and the Board also engage in periodic discussions with members of management as they deem appropriate to review and address the proper management of the Company’s risks. In addition, each committee of the Board considers risks associated with its respective area of responsibility.

BOARD
Oversees the key risk decisions of management

AUDIT COMMITTEE	COMPENSATION COMMITTEE	ESG COMMITTEE
•Reviews and discusses with management the risks faced by the Company and the policies, guidelines and process by which management assesses and manages the Company’s risks, including risks related to the Company’s financial statements and financial reporting processes, information technology, cybersecurity and any other compliance or governance requirements deemed material.

•Reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk.
•Oversees risks related to corporate governance as well as risks related to sustainability matters relevant to the Company’s business.

SENIOR MANAGEMENT
CEO, Chief Financial Officer, Chief Legal Officer, Chief Technology Officer and other members of management monitor and implement policies for managing the Company’s risks, including those related to legal, accounting, financial matters, and security matters, and report periodically on these matters to the Board and its Committees.

INFORMATION SECURITY
The Chief Information Security Officer, Chief Technology Officer, and Chief Legal Officer oversee the Company’s privacy program, cybersecurity risks, risk management, and relevant legislative, regulatory, and technical developments relevant to privacy and data security matters on a global scale. The Company has a third party Data Protection Officer to oversee and ensure compliance with the General Data Protection Regulation (GDPR) and third party auditors for HITRUST, PCI Level 1 (as both a Service Provider and a Merchant), and SOC 2 Type 2. All employees complete annual, mandatory training on the following topics: Information Security Policy, Information Security Incident Response Plan, HIPAA, PCI, Security Awareness, Data Privacy, Secure Code / Secure Application Development, Role-based Security Awareness training for privileged users, and Phishing Exercises. The Company’s Board of Directors receives a quarterly update on any relevant security related issues, including progress on security audits and certifications. The senior leadership team has provided, and will continue to provide at least on an annual basis, a detailed, technical analysis of the Company’s privacy and data security programs, as well as the Company’s services and products.

Communications with Directors
Stockholders and other interested parties may contact the Board by mailing correspondence “c/o Corporate Secretary” to the Company’s principal offices at 700 S. Flower Street, 15th Floor, Los Angeles, California 90017. Correspondence will be forwarded to the respective director, except that the Corporate Secretary reserves the right not to forward advertisements or solicitations, customer complaints, obscene or offensive items, communications unrelated to the Company’s affairs, business or governance, or otherwise inappropriate materials.

Governance Documents
The Audit Committee, Compensation Committee, ESG Committee, and Executive Committee each operate pursuant to written charters adopted by the Board. These charters, along with the Corporate Governance Principles and the Code of Conduct and Ethics, are available at the Company’s website. To access these documents from the Company’s website, go to https://investor.consensus.com/board-esg/governance-documents.
Our Board adopted a Code of Business Conduct and Ethics relating to the conduct of our business by all of our employees, executive officers (including our principal executive officer and principal financial officer/principal accounting officer (or persons performing similar functions)) and directors. This code satisfies the requirement that we have a “code of conduct” under the Nasdaq and SEC rules and is available on our website at https://investor.consensus.com/board-esg/governance-documents. To the extent required under the Nasdaq listing rules and SEC rules, we intend to disclose future amendments to certain provisions of this code, or waivers of such provisions, applicable to any of our executive officers or directors, on our website identified above.

Hedging Policy
The Compensation Committee has adopted a policy prohibiting all employees, including executive officers, and directors from engaging in any form of hedging transaction involving the securities of the Company. The policy addresses short sales and transactions involving publicly traded options and also prohibits such individuals from holding our securities in margin accounts and from pledging our securities as collateral for loans. We believe that these policies further align our executives’ interests with those of our stockholders.

Director Compensation
Our non-employee directors are eligible to receive cash compensation for their service on Board in the form of cash retainers. The non-executive director compensation program provides for:

Position	Retainer ($)
Annual Cash Retainer	$50,000 payable quarterly in arrears
Chair of the Board Annual Cash Retainer	$50,000 payable quarterly in arrears
Committee Chair Cash Retainers
Audit Committee	$30,000
Compensation Committee	$20,000
ESG Committee	$20,000

Our non-employee directors will receive annual grants of restricted stock units with an aggregate grant date value of $200,000 (which fully vest on the first anniversary of the date of grant).
Our directors will be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Our directors are also entitled to the protection provided by the indemnification provisions in our bylaws. Our Board may revise the compensation arrangements for our directors from time to time.
The table below describes the compensation provided to our non-executive directors in fiscal 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Douglas Bech(2)	25,000	$200,025	$0	$225,025
Elaine Healy	20,000	$200,025	$0	$220,025
Stephen Ross(2)	17,500	$200,025	$0	$217,525
Nathaniel (Nate) Simmons	12,500	$200,025	$0	$212,525
Pamela Sutton-Wallace(2)	17,500	$200,025	$0	$217,525

(1)These amounts represent the grant date fair value under FASB ASC Topic No. 718, Compensation – Stock Compensation (“ASC 718”) for restricted stock units granted in 2021. Assumptions used in the calculation of these amounts for awards granted in 2021 are included in Note 14, “Equity Incentive Plan and Employee Stock Purchase Plan” to the audited financial statements for the fiscal year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2022. As of December 31, 2021, each non-employee director held the following unvested restricted stock units: Mr. Bech: 7,122; Ms. Healy: 3,500; Mr. Ross: 7,122; Mr. Simmons: 3,500; and Ms. Sutton-Wallace: 7,122.
(2) These directors each had unvested restricted stock units of 1,639 shares of Ziff Davis, Inc. common stock outstanding on the day of their resignation from the Ziff Davis, Inc. Board of Directors. In connection with such resignation and subsequent appointment to the Company Board of Directors, the unvested restricted stock award from Ziff Davis, Inc., was converted to an unvested restricted stock award of 3,622 shares of Company common stock.

PROPOSAL 1
Election of Directors
There are two Class I directors whose term of office expires at the Annual Meeting. Our ESG Committee has recommended, and our Board has approved, Nathaniel Simmons and Douglas Bech as nominees for election as Class I directors at the Annual Meeting. If elected at the Annual Meeting, each nominee will serve until the 2025 Annual Meeting of Stockholders or until his successor has been duly elected and qualified, or, if sooner, until his or her earlier death, resignation, retirement, disqualification or removal. Class II directors, which consists of Elaine Healy and Stephen Ross, and Class III directors, which consists of Pamela Sutton-Wallace and Scott Turicchi, will initially serve for a term expiring at the 2023 and 2024 annual meeting of stockholders, respectively. Beginning at the 2026 annual meeting of stockholders, all of our directors will stand for election each year for annual terms, and our Board will thereafter no longer be divided into three classes. Information concerning these nominees and our continuing directors appears below.
Each of the nominees has consented to serve as a director, if elected, and all of the nominees are currently directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. If any nominee becomes unable or unwilling to stand for election as a director, proxies will be voted for any substitute as designated by the Board, or alternatively, the Board may reduce the size of the Board.

Our Board recommends a vote “FOR” the election of each nominee.

Director Nominees
For each of the two director nominees standing for election, as well as the four other directors with terms expiring at future annual meetings, the following describes certain biographical information and the specific experience, qualifications, attributes or skills that qualify them to serve as our directors and, as applicable, the Board committees on which they serve.

Nominees for Election to a Three-Year Term Expiring at the 2025 Annual Meeting of Stockholders

Nathaniel Simmons DIRECTOR SINCE: 2021

COMMITTEES •Environmental, Social and Governance	OTHER PUBLIC COMPANY BOARDS None
BACKGROUND
Nathaniel (Nate) Simmons (age 45) has served as a director of Consensus since October 2021. Mr. Simmons has served as President of the Cybersecurity and Martech division (formerly the Cloud Services division) at Ziff Davis (formerly J2 Global) since September 2019. Before joining Ziff Davis, Mr. Simmons was Senior Vice President and Chief Operating Officer of Norton LifeLock, the Consumer Division of Symantec Corp, from 2017-2019. He also served as Norton's Senior Vice President and Chief Marketing Officer from 2015-2017. Prior to Symantec, Mr. Simmons was Senior Vice President of Consumer Marketing at Time Inc., where he held a variety of leadership positions. Mr. Simmons began his career as a consultant at McKinsey & Company. Mr. Simmons’s extensive experience in subscription-based technology businesses and familiarity with the Historical Consensus business provides valuable insight to the Board.

Douglas Bech Chairman of the Board DIRECTOR SINCE: 2021

COMMITTEES •Compensation •Environmental, Social and Corporate Governance •Executive	OTHER PUBLIC COMPANY BOARDS •CIM Commercial Trust Corporation
BACKGROUND
Douglas Y. Bech (age 76) has served as a director of Consensus Cloud Solutions Inc. since October 2021. He previously served as a director for J2 Global Inc., the former parent company of Consensus Cloud Solutions, Inc., from November 2000 - October 2021. From August 1988 through November 2000, he served as a director of eFax.com, a company J2 Global acquired in November 2000. Since August 1997, Mr. Bech has served as Chairman and Chief Executive Officer of Raintree Resorts International, a company that owns and operates vacation ownership resorts throughout North America. Mr. Bech practiced securities and corporate finance law from 1970 until 1997. Mr. Bech also served as independent presiding director of HollyFrontier Corporation (now HF Sinclair) from July 2011 to May 2021 and was a director of Frontier Oil Corporation from May 1993 until it merged with Holly Corporation in July 2011. Mr. Bech has also been serving as an independent director of Creative Media & Community Trust since March 2014. Mr. Bech's previous work as a securities and corporate finance lawyer, as a director of other public companies and his current experience as a chief executive officer of a private enterprise engaged in hospitality, resort management services, and sales and marketing in three different countries, provide expertise on corporate governance and a unique perspective to the Board of Directors.

Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders

Elaine Healy DIRECTOR SINCE: 2021

COMMITTEES •Audit (Chair) •Compensation •Executive	OTHER PUBLIC COMPANY BOARDS •OFS Capital Corp. •Hancock Park Corporate Income
BACKGROUND
Elaine Healy (age 59) has served as a director of Consensus since October 2021 and is chair of the Audit Committee. Ms. Healy is Co‐Founder and Co-CEO of NexGen Venture Partners, LLC, dba Aura, a provider of wireless infrastructure technology. Prior to co‐founding NexGen, Ms. Healy was Co‐Founder, President and Chief Operating Officer of Accel Networks, LLC, a fixed wireless broadband service provider featuring patented technology founded in November 2002 and acquired in June 2015.
Prior to becoming an entrepreneur in 2002, Ms. Healy spent 18 years as a private equity manager during which time she gained a broad background investing in operating companies ranging from start‐ups to emerging growth to publicly traded entities and serving as a director of companies in a wide range of industries. Ms. Healy is currently Chair of the Audit Committees and Lead Director for OFS Capital Corp, and Hancock Park Corporate Income.
Ms. Healy’s background has enabled her to cultivate an enhanced understanding of operations and strategy with an added layer of risk management. Ms. Healy graduated from The Florida State University in 1984 with a Bachelor of Science in Finance.

Stephen Ross DIRECTOR SINCE: 2021

COMMITTEES •Audit •Compensation (Chair)	OTHER PUBLIC COMPANY BOARDS None
BACKGROUND
Stephen Ross (age 74) has served as a director of Consensus since September 2021. Mr. Ross served as a director of J2 Global Inc. from July 2007 through October 2021. From 1989 to August 31, 2017, he served in various positions with Warner Bros Entertainment, Inc., a broad-based entertainment company (“WBE”). His last position with WBE was Executive Vice President – Recreational Enterprises. Until 2009, Mr. Ross also served as a director of Grill Concepts, Inc., a restaurant company. Mr. Ross’ more than 20 years of broad experience with one of the world’s premier entertainment companies provides the Board a unique perspective.

Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders

Pamela Sutton-Wallace DIRECTOR SINCE: 2021

COMMITTEES •Audit •Environmental, Social and Corporate Governance (Chair)	OTHER PUBLIC COMPANY BOARDS None
BACKGROUND
Pamela Sutton-Wallace (age 52) has served as a director of Consensus since October 2021. Ms. Sutton-Wallace served as a director of J2 Global from October 2020 through October 2021. Currently, Ms. Sutton-Wallace serves as Senior Vice President and Regional Chief Operating Officer at New York Presbyterian (NYP). Prior to her appointment at NYP, Ms. Sutton-Wallace served as the Chief Executive Officer for the University of Virginia (UVA) Medical Center in Charlottesville, Virginia from 2014 through 2020. Prior to that, Ms. Sutton-Wallace served as Senior Vice President of Hospital Operations at Duke University Hospital, where she also held several leadership positions across the Duke University Health System over a 17 year time span. Ms. Sutton-Wallace has also held positions in the pharmaceutical and insurance industries at Pfizer and Blue Cross & Blue Shield of North Carolina, respectively. She received her undergraduate degree in Political Science and African-American Studies from Washington University in St. Louis, MO. She later graduated from Yale University with a Master of Public Health (MPH) degree. With her 27 years of healthcare experience at some of the world’s most renowned health systems, Ms. Sutton-Wallace brings valuable expertise and perspective to the Board.

Scott Turicchi Chief Executive Officer DIRECTOR SINCE: 2021

COMMITTEES •Executive	OTHER PUBLIC COMPANY BOARDS None
BACKGROUND
R. Scott Turicchi (age 58) was appointed as a director of Consensus in September 2021 and the Chief Executive Officer in October 2021. He also served as Consensus’s Interim Chief Financial Officer from October 2021 through January 2022. Prior to joining Consensus, Mr. Turicchi held various positions at J2 Global Inc. from March 2000 - October 2021, including serving as the President and Chief Financial Officer from August 2014 to October 2021. Mr. Turicchi also served as a member of J2 Global’s Board of Directors from 1998 through 2000. From 1990 to 2000, he was with Donaldson, Lufkin & Jenrette Securities Corporation’s investment banking department, holding various positions, including Managing Director. Mr. Turicchi is a member of the Board of Directors of Greenhills Software, Inc., a privately held company that develops real-time operating systems. He is Chairman of the Board of Governors of Thomas Aquinas College. Mr. Turicchi also serves on the boards of Lumen Christi Institute and Sanctuary of Culture. Mr. Turicchi’s extensive management experience and familiarity with the company provides valuable insight to the Board.

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE

Sustainability
Consensus is a cloud solution-based business and our direct operations generate relatively light greenhouse gas emissions. Nonetheless, we strive further to create a climate friendly culture at our headquarters in downtown Los Angeles (“HQ”). We are mindful of our carbon footprint and strive to make choices to lessen our impact on the environment. Our HQ is within a Leadership Energy Environmental Design (“LEED”) building. LEED, sponsored by the United States Green Building Council ("USGBC"), is a globally recognized symbol of sustainability and the most widely used green building rating system in the world. Further, we are located within walking distance to a primary downtown Los Angeles Metro Center to reduce and encourage use of public transportation, which we further emphasize by offering monthly stipends for those employees who elect this method of transportation.

The Company has also accommodated the request of just over 60% of our employees to work remotely full-time and 29% of our employees to work remote or in office on a hybrid work schedule. Pursuant to a report by the United States Environmental Protection Agency’s Green Vehicle Guide, that would result in approximately 4.6 metric tons of carbon saved per work at home employee per year. Additionally, while travel restrictions related to COVID-19 have lifted, we continue to evaluate the need for airline travel and encourage virtual meetings whenever possible. We will continue to find ways to be environmentally responsible as we establish ourselves as an independent company.

Human Capital Management
As of December 31, 2021, we had 459 employees, with about one-third of the employees located outside of the United States. Our ability to continue to attract, retain and motivate our highly qualified workforce is very important to our continued success.
Our Culture
We have a strong enterprise-wide culture that focuses on our core values – strive for excellence, demonstrate empathy, embrace innovation, foster open communication, focus on solutions, and be driven by data as we make decisions – and in turn, deliver solid business results.
Our mission is to be the trusted global source for the transformation, enhancement and secure exchange of digital information. Our vision is to deliver life’s essential data when, where and how you need it.
Community Outreach
The Company provides 16 paid hours per calendar year for our employees to volunteer their time to support their local communities. We have many employees who volunteer on a monthly basis serving their communities through local community service days in neighborhoods, packing and/or delivering food boxes, serving in homeless shelters and building projects for Habitat for Humanity.

Diversity, Equity & Inclusion
Consensus created and maintains a work environment in which people are treated with dignity, decency and respect. Our customers and employees are diverse – gender, race, ethnicity, age, orientation, geography, education, and more. We believe that for our business to succeed over the long term, maintaining and enhancing this diversity is crucial.
Hiring
We reinforce our culture and our values by seeking out diverse candidates, and look for candidates that fit well with our organizational priorities, values, mission, and vision. We have a robust employee referral program to encourage our employees to refer their network as we seek to attract and retain the top talent.
Employee Compensation & Benefits
Compensation is an important consideration for all of our employees and we strive to pay competitive compensation packages that reflect the success of the business and the individual contributions of each colleague. We are committed to fair pay practices; roles are periodically benchmarked to help inform where adjustments may be needed.
We provide our employees with benefits we believe are effective at attracting and retaining the talent critical for our success and, more importantly, promoting their day to day well-being. Those benefits include comprehensive health insurance coverage and covering an average of 84% of health insurance premiums for covered U.S. employees and their families, an employee stock purchase program, flexible time off, up to 16 weeks of paid parental leave for birth parents, up to 10 days of bereavement, 10 days for jury duty, and 16 hours annually of fully paid Volunteer Time Off. We also have a robust Employee Assistance program which offers face to face sessions with a counselor for employees or their family members for matters such as: job pressures, legal, divorce, anxiety, depression, substance abuse, grief, etc.

Health and Wellness
Creating a culture where all colleagues feel supported and valued is paramount to our corporate mission. We expect to evolve our programs to meet our colleagues’ health and wellness needs, which we believe is essential to attract and retain employees of the highest caliber, and we offer a competitive benefits package focused on fostering work/life integration.

PROPOSAL 2
Ratification of Appointment of Independent Registered Public Accounting Firm
BDO USA, LLP (“BDO”) has served as the Company’s independent registered public accounting firm since 2021. Representatives of BDO are expected to be present at the Annual Meeting online and will have an opportunity to make a statement if they wish and be available to respond to appropriate questions from stockholders.
We are asking stockholders to ratify the Audit Committee’s selection of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2022. While such ratification is not required, the Board is submitting the selection of BDO to our stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection of BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2022, our Audit Committee may reconsider the selection of BDO as our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Our Board recommends a vote “FOR” the ratification of the selection by the Audit Committee of BDO as our independent registered public accounting firm.
Independent Public Accountant
The following is a summary of fees paid or to be paid to BDO for services rendered for the Company from October 7, 2021 to December 31, 2021. All such services were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policy” described below.

FOR THE YEAR ENDED December 31, 2021
Audit Fees(1)	$1,032,619
Audit-Related Fees(2)	$7,693
Tax Fees(3)	$16,171
All Other Fees(4)	—
Total	$1,056,484

(1)Audit Fees included amounts billed or to be billed for professional services rendered for the audit of the annual consolidated financial statements and the review of financial statements included in quarterly reports. In addition, fiscal year 2021 also includes audit fees for professional services rendered in relation to the review of our registration statement in connection with our Spin-Off transaction and other documents filed with the SEC. Professional services rendered for the audit of the annual consolidated financial statements related to 2020 and 2021 were incurred by the Company's former parent company, Ziff Davis.
(2)Audit Related Fees included amounts billed for assurance and related services, including but not limited to, consultations in connection with spin-off transaction accounting matters and international statutory audits.
(3)Tax Fees, if any, consist of professional services rendered for tax compliance and tax planning and advice related to spin-off transaction related matters.
(4)All Other Fees, if any, include amounts billed for all other fees not related to the categories presented above.

Pre-Approval Policy
The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, under which the Audit Committee annually reviews and pre-approves the services that are expected to be provided by the outside auditor. Any engagement to provide audit or non-audit services that has not been pre-approved through that process must be specifically pre-approved by the Audit Committee if it is to be provided by the outside auditor. The Audit Committee may delegate its pre-approval responsibilities to one or more subcommittees as the Audit Committee may deem appropriate, provided that any pre-approval of services by such subcommittees pursuant to this delegated authority must be presented to the full Audit Committee at its next scheduled meeting.

Audit Committee Report*
The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and SEC. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.
Submitted by:
Audit Committee of the Board of Directors

Elaine Healy (Chair)
Stephen Ross
Pamela Sutton-Wallace

*    The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

EXECUTIVE COMPENSATION
We are providing compensation disclosure that satisfies the scaled disclosure requirements applicable to Emerging Growth Companies (“EGCs”), as defined in the Jumpstart our Business Startups (JOBS) Act. As an EGC, we have opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act of 1933, as amended. These rules require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer.

Information About Our Executive Officers
Below is a list of our executive officers and their respective ages and a brief account of the business experience of each of them.

NAME	AGE	POSITION
Scott Turicchi*	58	Chief Executive Officer; Director
James Malone	73	Chief Financial Officer
Vithya Aubee	34	Chief Legal Officer, Secretary
John Nebergall	62	Chief Operating Officer
Jeffrey Sullivan	57	Chief Technology Officer
*Please see “Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders” for information regarding Mr. Turicchi.

James Malone has served as our Chief Financial Officer since January 2022. Prior to joining Consensus, Mr. Malone served as the Executive Vice President and Chief Financial Officer at XIFIN, Inc. from 2015 to 2020. XIFIN is a cloud based health information technology company. Mr. Malone has previously served as the Chief Financial Officer at multiple other companies, including American Well, Misys plc, and The TriZetto Group. He has over 20 years of experience within the healthcare market. Mr. Malone received his Bachelor of Science in Accounting from St. Francis College and completed a graduate study in Taxation at Pace University.

Vithya Aubee has served as our Chief Legal Officer, Secretary, since October 2021. Prior to joining Consensus, Ms. Aubee served in various legal roles at J2 Global from May 2016 to October 2021, most recently serving as the Assistant General Counsel from June 2019 to October 2021 where she oversaw legal matters for the J2 Cloud Services division, and as Commercial Counsel at Broadcom Limited, a global semiconductor and infrastructure software solutions company, from 2013 to 2016, supporting Broadcom’s Carrier Access and Set-Top Box business units. Ms. Aubee holds a Bachelor of Science in Clinical Psychology from the University of California San Diego and a Juris Doctor from the California Irvine School of Law.

John Nebergall has served as our Chief Operating Officer since October 2021. He served as General Manager of J2 Global’s Cloud Fax business unit from June 2018 to October 2021. From 2015 to 2018 he was General Manager of Demandforce, a cloud software firm located in San Francisco. Prior to that, Mr. Nebergall served 2013 to 2015 as Senior Vice President at Orion Health, as Senior Vice President Zynx Health from 2010 to 2013 and as Senior Vice President Allscripts from 2003 to 2010. Mr. Nebergall is a Certified Public Accountant who earned his MBA at the University of Chicago.

Jeffrey Sullivan has served as our Chief Technology Officer since October 2021. He served as Chief Technology Officer of J2 Global’s Cloud Fax business from February 2019 to October 2021. From 2016 to 2019, Mr. Sullivan was Chief Technology Officer for Demandforce (owned by Internet Brands, Inc.) and Vice President of Technology for the Health market segment at Internet Brands, Inc. From 2010 to 2016, Mr. Sullivan was Chief Technology Officer for Minute Menu Systems. He served on the Board of Directors of Minute Menu Systems from 2013 to 2016. From 2007 to 2009, Mr. Sullivan was Chief Information Officer at Think Financial. From 2000 to 2007, he was Chief Technology Officer and then Chief Operating Officer at LoanWeb.com and iHomeowners, Inc. (an INC 500 company). Previously in his career, he held technology and technology leadership positions at Countrywide Home Loans, Digital Arcana, Inc., and the University of Southern California’s Information Sciences Institute. Mr Sullivan was also a professional writer in the areas of technology and creative writing, with more than 200 published magazine articles and book chapters to his credit. He holds an M.A. in Artificial Intelligence from the University of Pittsburgh and a B.S. in Psychology and Computer Science from the Indiana University of Pennsylvania.

Summary Compensation Table
The following table sets forth the compensation earned during fiscal 2021 (October 7, 2021-December 31, 2021) by our principal executive officer and our next two most highly compensated executive officers who served in such capacities at December 31, 2021, who collectively comprise our named executive officers.

Name and Principal Position	Year	Base Salary (Oct 7 - Dec 31 2021) ($) (1)	Non-Equity Incentive Plan Compensation ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Scott Turicchi Chief Executive Officer and former interim Chief Financial Officer	2021	$175,481	$274,500	$19,812,019	$110,566	$20,372,566

John Nebergall Chief Operating Officer	2021	$115,769	$109,800	$13,207,993	$5,480	$13,439,042

Jeffrey Sullivan Chief Technology Officer	2021	$91,538	$76,860	$899,998	$1,470	$1,069,866

(1)Amounts reported in this column represent compensation earned and paid in the fiscal year in which they were reported from October 7 2021 to December 31 2021. Mr. Turicchi’s annual salary is $750,000, Mr. Nebergall’s annual salary is $450,000, and Mr. Sullivan’s annual salary is $350,000.
(2)These amounts represent the grant date fair value under ASC 718 for restricted stock awards granted and report a grant date value for the performance restricted shares based upon the probable outcome of the performance conditions. As noted below under the subsection titled “CEO and COO Long-Term Equity Incentive Compensation,” the stock awards for Mr. Turicchi and Mr. Nebergall are upfront, long term awards, and no further grants are expected until the stock units have substantially vested or expired. The time-based restricted stock unit awards vest over 5 years and the performance-based restricted stock unit awards have 6 years to satisfy the performance goals before they expire. The ASC 718 value as of the grant date for stock awards is amortized over the number of months of service required for the grant to become non-forfeitable. There can be no assurance that the ASC 718 amount will ever be realized. Assumptions used in the calculation of these amounts for awards granted are included in Note 14, “Equity Incentive Plan and Employee Stock Purchase Plan” to our audited financial statements for the fiscal year ended December 31, 2021. Assuming the achievement of all performance conditions, the value of the 2021 performance restricted shares would be: $20,469,381.11 for Mr. Turicchi; $13,646,260.78 for Mr. Nebergall; and $446,684.46 for Mr. Sullivan.
(3)The following table and related footnotes describe each component of the column entitled “All Other Compensation” in the Summary Compensation Table:

Name	Year	Insurance Premiums ($)		Company Contributions to Retirement and 401(k) Plans ($)	Paid Time Off (d)	Total ($)
Scott Turicchi	2021	$5,720	(a)	$1,000	$103,846	$110,566
John Nebergall	2021	$4,218	(b)	$1,000	$262	$5,480
Jeffrey Sullivan	2021	$470	(c)	$1,000	$0.00	$1,470

(a)Consists of $5,599.35 in medical, dental and vision insurance premium contributions, $58.05 in short term and long term disability insurance premium contributions and $63.00 in life insurance premium contributions for $500,000 in life insurance benefits.
(b)Consists of $4,103.13 in medical, dental and vision insurance premium contributions, $58.05 in short term and long term disability insurance premium contributions and $56.82 in life insurance premium contributions for $451,000 in life insurance benefits.
(c)Consists of $367.98 in dental and vision insurance premium contributions, $58.05 in short term and long term disability insurance premium contributions and $44.22 in life insurance premium contributions for $351,000 in life insurance benefits.
(d)In connection with the Spin-Off from former parent company, Ziff Davis Inc., all employees received a payout of their accrued paid time-off balances.

Narrative Disclosure to the Summary Compensation Table
Role of Compensation Committee and Third Party Compensation Consultant in Establishing Compensation
In October 2021, the Compensation Committee engaged a third party compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”) to prepare a competitive analysis and benchmarking of executive compensation programs for the Compensation Committee to consider in establishing and awarding its executive compensation (“FW Cook Executive Pay Benchmarking and Analysis”) . Specifically, our Compensation Committee worked with FW Cook to review competitive market data and analysis, including information about current market practices and trends, compensation structures and compensation ranges of a comparison group selected by FW Cook (the “Peer Group”). The Peer Group was comprised of the following companies that have a revenue and market capitalization that is roughly ⅓ to 3 times the size of the Company and operate in the application and system software services, health care technology and other related technology services:

•Bottomline Technologies
•Box
•Commvault Systems
•Computer Programs & Cyst
•Ebix
•HealthStream
•LiveRamp
•NextGen Healthcare
•OneSpan
•Phreesia
•Progress Software
•SecureWorks
•Tabula Rasa HealthCare
•Vocera Communications
•Yext, Inc
Based on the FW Cook Executive Pay Benchmarking and Analysis, the Compensation Committee established the base salary, target bonus, and stock award set forth above and detailed below for the Named Executive Officers (“NEOs”).
Components of Our Executive Compensation Program
Annual Base Salary
Base salary is a customary, fixed element of compensation intended to attract and retain executives. When setting the annual base salaries of our NEOs, the Compensation Committee considered the relevant experience and skillset of the NEOs and the FW Cook Executive Pay Benchmarking and Analysis provided by our independent compensation consultant. Base salaries will be evaluated annually for all Company employees, including our executive officers.
Performance Incentive Cash Compensation (“PIC”)
The annual bonus program, also known as Performance Incentive Compensation (“PIC”), for our NEOs is intended to reward strategic deliverables, drive organic revenue growth and minimize expenses. The PIC is broken into two components: Organic Revenue and Non GAAP Net Income targets.
50% of the PIC payout is based on target achievement of Organic Revenue. Below 97.5% target attainment, there is no payout. At 97.5%, the plan will pay 46% of target; this payout accelerates to 100% when the target revenue is achieved at goal. Above 100% achievement, there is a linear relationship between 100%-105% attainment of the target which pays out linearly between 100%-200%. By way of example, if we attain 102.5% of targeted organic revenue, payout for this component would be 150%.
50% of the PIC payout is based on target achievement of Non GAAP Net Income. Below 90%, the payout is $0; between 90%-110%, the payout is linear up to 200% of target. By way of example, if we attain 102% of targeted Non GAAP Net Income, payout for this component would be 120%.
CEO and COO Long-Term Equity Incentive Compensation
In connection with their appointments as Chief Executive Officer and Chief Operating Officer of the Company, Mr. Turicchi and Mr. Nebergall, respectively, were each awarded an upfront long-term equity award (“Long Term Equity Award”) on December 15, 2021 (“Grant Date”) under the Company’s 2021 Equity Incentive Plan. It is the Compensation Committee's current intent that this upfront, Long Term Equity Award will be the only stock based compensation awarded to Mr. Turicchi and Mr. Nebergall over the next five years, or until the awarded stock units have substantially vested. The time-based restricted stock unit awards will vest over 5 years and the performance-based restricted stock awards have 6 years to satisfy the performance goals or expire. The Compensation Committee, with the assistance of FW Cook, emphasized long-term performance and retention by weighting the compensation of Mr. Turicchi (CEO) and Mr. Nebergall (COO) toward long-term equity incentives. Mr. Turicchi received 266,667 performance-based restricted stock units (“PSUs”) and 80,000 time-based restricted stock awards (“RSUs”). Mr. Nebergall received 177,778 PSUs and 53,333 RSUs. One-fifth of the RSUs vest on the first anniversary of the Grant Date and one-tenth vest every 6 months thereafter, subject to continued employment except as described below. The PSUs vest in one-fifth increments only if the Company’s common stock price remains at or above the following five stock prices for at least 25 trading days in any 30 consecutive trading day period and the average closing price for such 30 day period is equal to or exceeds such stock price threshold: $62.87, $69.15, $76.07, $83.67, and $92.04; provided that no PSUs may vest before the first anniversary of the Grant Date. The stock price thresholds were based on the compounded annual growth rate in the Company’s common stock price from the date of its initial public offering until the Grant Date, as applied to each of the five successive stock price thresholds. The recipients have a total of six years to achieve the performance targets with respect to the PSUs. Any unvested PSUs generally are forfeited upon termination of employment except as described below. The RSUs and PSUs are otherwise subject to the terms and conditions of the 2021 Equity Incentive Plan, and the individual award agreements thereunder corresponding to the awards.
Annual Equity Incentive Compensation for Other Executive Officers
The Company also granted equity based awards to its executive officers and other certain senior managers in the form of RSUs and PSUs (“Annual Equity Award”). Unlike the awards described above, these grants were not intended to be one-time, large grants; rather, it is expected that our key employees will receive annual equity incentive grants. The Annual Equity Award RSUs vest ratably over a four-year vesting period, with awards vesting one-fourth on the first anniversary of the date of the award and vesting one-eighth every 6 months thereafter, provided that the recipient is still employed by Company at the applicable vesting date. The Annual Equity PSUs vest with respect to one-fourth of such shares at each such time as Company common stock remains at or above the following four stock prices for at least 20 trading days in any 30 consecutive trading day period and the average closing price for such 30 day period is equal to or exceeds such stock price threshold: $62.87, $69.15, $76.07, $83.67; provided that in the case of PSUs no such shares shall vest prior to the first anniversary of the date of grant, whether or not any stock price condition is satisfied prior to such time. The recipients have a total of eight years to achieve any performance targets with respect to the PSUs. Any unvested PSUs generally are forfeited upon termination of employment. The Annual Equity Award RSUs and PSUs are otherwise subject to the terms and conditions of the 2021 Equity Incentive Plan, and the individual award agreements thereunder corresponding to the awards.
Other Benefits
Our Company’s NEOs may also participate in the Company’s health, vision, dental, life and disability insurance plans, voluntary life and disability plans, our tax-qualified 401(k) plan and company match, and the Company’s innovation and patent award program to the same extent as all other eligible employees.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes equity awards held by our named executive officers as of December 31, 2021.

Equity Incentive Plan Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
Scott Turicchi	189,911 (1)	$10,990,149	301,995 (4)	$22,725,034
John Nebergall	63,343 (2)	$3,665,659	180,461 (5)	$13,817,822
Jeffrey Sullivan	14,734 (3)	$852,656	7,589 (6)	$540,379
(1)Consists of the unvested restricted stock with respect to the following restricted stock awards: (a) 6,062 remaining restricted shares, as adjusted for the Spin-Off, converted from a restricted stock award granted on May 4, 2017 by Ziff Davis, Inc. that vest ratably over five years, beginning on May 4, 2018, (b) 16,151 remaining restricted shares, as adjusted for the Spin-Off, converted over from a restricted stock award granted on May 3, 2018 that vest ratably over five years, beginning on May 3, 2019; (c) 23,518 remaining restricted shares as adjusted for the Spin-Off, converted from a restricted stock award granted on March 13, 2019 that vest ratably over five years, beginning on March 13, 2020; (d) 29,092 remaining restricted stock units, as adjusted for the Spin-Off, converted from a restricted stock award granted on March 6, 2020 by Ziff Davis, Inc. that vest ratably over five years, beginning on March 6, 2021; (e) 5,819 remaining restricted stock units, as adjusted for the Spin-Off, converted from a restricted stock award granted on March 13, 2020 by Ziff Davis, Inc. that vest ratably over five years, beginning on March 13, 2021; (f) 29,269 remaining restricted stock units, as adjusted for the Spin-Off, converted from a restricted stock award granted on March 3, 2021 by Ziff Davis, Inc. that vest ratably over five years, beginning on March 3, 2022, and (g) 80,000 restricted stock units, granted by Company on December 15, 2021 that vest ratably over five years, beginning on December 15, 2022.
(2)Consists of the unvested restricted stock with respect to the following restricted stock awards: (a) 2,453 remaining restricted shares, as adjusted for the Spin-Off, converted from a restricted stock award granted on June 18, 2018 that vest ratably over five years, beginning on June 18, 2019; (b) 1,963 remaining restricted shares as adjusted for the Spin-Off, converted over from a restricted stock award granted on March 13, 2019 that vest ratably over five years, beginning on March 13, 2020; (c) 2,424 remaining restricted stock units, as adjusted for the Spin-Off, converted from a restricted stock award granted on March 6, 2020 by Ziff Davis, Inc. that vest ratably over five years, beginning on March 6, 2021; (d) 486 remaining restricted stock units, as adjusted for the Spin-Off, converted from a restricted stock award granted on March 13, 2020 by Ziff Davis, Inc. that vest ratably over five years, beginning on March 13, 2021; (e) 2,684 remaining restricted stock units, as adjusted for the Spin-Off, converted from a restricted stock award granted on March 3, 2021 by Ziff Davis, Inc. that vest ratably over five years, beginning on March 3, 2022; and (f) 53,333 restricted stock units, granted by Company on December 15, 2021 that vest ratably over five years, beginning on December 15, 2022.
(3)Consists of the unvested restricted stock with respect to the following restricted stock awards: (a) 2,190 remaining restricted shares, as adjusted for the Spin-Off, converted over from a restricted stock award granted on February 7, 2019, that vest ratably over five years, beginning on February 7, 2020; (b) 1,213 remaining restricted stock units, as adjusted for the Spin-Off, converted from a restricted stock award granted on March 6, 2020 by Ziff Davis, Inc. that vest ratably over five years, beginning on March 6, 2021; (c) 243 remaining restricted stock units, as adjusted for the Spin-Off, converted over from a restricted stock award granted on March 13, 2020 by Ziff Davis, Inc. that vest ratably over five years, beginning on March 13, 2021; (d) 1,464 remaining restricted stock units, as adjusted for the Spin-Off, converted over from a restricted stock award granted on March 3, 2021 by Ziff Davis, Inc. that vest ratably over five years, beginning on March 3, 2022; and (e) 9,624 restricted stock units, granted by Company on December 15, 2021 that vest ratably over five years, beginning on December 15, 2022.
(4)Consists of (a) 6,060 unvested restricted share, as adjusted for the Spin-Off, granted on May 4, 2017 by Ziff Davis that vest based on specified stock price targets of the Company’s common stock; and (b) 29,268 unvested restricted units, as adjusted for the Spin-Off, granted on March 3, 2020 by Ziff Davis that vest based on specified stock price targets of the Company’s common stock; and (c) 266,667 unvested restricted units, granted on December 15, 2021 by Company that vest based on specified stock price targets of the Company’s common stock.
(5)Consists of (a) 2,683 unvested restricted units, as adjusted for the Spin-Off, granted on March 3, 2020 by Ziff Davis that vest based on specified stock price targets of the Company’s common stock; and 177,778 unvested restricted units, granted on December 15, 2021 by Company that vest based on specified stock price targets of the Company’s common stock.
(6)Consists of (a) 1,465 unvested restricted units, as adjusted for the Spin-Off, granted on March 3, 2020 by Ziff Davis that vest based on specified stock price targets of the Company’s common stock; and 6,124 unvested restricted units, granted on December 15, 2021 by Company that vest based on specified stock price targets of the Company’s common stock.
(7)The market value is determined by multiplying the number of shares by $57.87, the closing trading price of Company common stock on the Nasdaq Global Select Market on December 31, 2021, the last trading day of the fiscal year.
(8)This is the cumulative value of all PSA and PSU grants, assuming the achievement of all performance conditions at each respective price target.

Potential Payments Upon Termination or Change in Control

The Company has not entered into change of control or severance arrangements with its executive officers, other than certain equity award special vesting benefits as set forth below:
In the event of a change of control of Company, all outstanding restrictions on each share of restricted stock including time and performance based restrictions, and each RSU and PSU awarded under the 2021 Equity Incentive Plan will immediately lapse in full unless the Committee or the Board of Directors determines that the holder has been offered substantially identical replacement awards, as the case may be, and a comparable position at the acquiring company.
In the event that a participant’s employment with the Company or its subsidiaries terminates as a result of his or her death, disability or retirement, then (1) all outstanding restrictions on each time vesting restricted share shall lapse on the later of (i) the date of such event, or (ii) the first anniversary of the date of the restricted stock agreement related thereto, (2) the continued employment conditions shall lapse on the remaining performance vesting restricted shares and the performance vesting restricted shares shall be eligible to meet the stock price performance conditions during the 36 months following the termination of employment (after which any unvested performance vesting restricted shares will be forfeited), provided that such 36 month period is subject to and shall not extend the expiration date of the performance vesting restricted shares, and no restrictions on performance vesting restricted shares shall lapse prior to the date that is the one year anniversary of the date of the restricted stock agreement related thereto, (3) in the case of death and disability, all unvested RSUs and PSUs will vest in full, and (4) in the case of retirement, all unvested RSUs and PSUs will be forfeited.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information about our common stock that may be issued under equity compensation plans as of December 31, 2021.

	(A)	(B)	(C)
	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(2)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))(3)
Equity Compensation Plans Approved by Security Holders	1,013,097	—	3,911,247
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	1013097		3911247
1.This column reflects restricted stock units and stock options granted under the Consensus Cloud Solutions, Inc. 2021 Equity Incentive Plan that were outstanding as of December 31, 2021.
2.The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and do not reflect the shares that will be issued upon the vesting of outstanding restricted stock units, which have no exercise price.
3.This column reflects the total shares of our common stock remaining available for issuance under the Consensus Cloud Solutions, Inc. 2021 Equity Incentive Plan and Consensus Cloud Solutions, Inc. 2021 Employee Stock Purchase Plan as of December 31, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transaction Policy
We have adopted a Related Party Transaction Policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our Audit Committee or other independent body of our board of directors. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting any such proposal, our Audit Committee is to consider, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
Related Party Transactions
In connection with the Separation, Consensus and Ziff Davis entered into a separation and distribution agreement, as well as various other agreements to provide a framework for our relationship with Ziff Davis after the Separation, such as a transition services agreement, a tax matters agreement, an employee matters agreement, an intellectual property license agreement and a stockholder and registration rights agreement. These agreements provide for the allocation between Consensus and Ziff Davis of assets, employees, liabilities and obligations (including investments, property and employee benefits and tax-related assets and liabilities) associated with the Cloud Fax business and govern certain relationships between Consensus and Ziff Davis after the Separation. For additional details regarding these agreements see Exhibit 99.1 to Amendment No. 3 to the Company’s Registration Statement on Form 10 as filed with the SEC on September 21, 2021.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information with respect to the beneficial ownership of our shares as of April 18, 2022 by:
•each of our named executive officers;
•each of our current directors;
•all of our directors and executive officers as a group; and
•each person or entity known by us to own beneficially more than 5% of our preferred stock and common stock (by number or by voting power).
Except as indicated in the footnotes below, we have determined beneficial ownership in accordance with the rules and regulations of the SEC, which generally includes any shares over which a person exercises sole or shared voting and/or investment power. The information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole or shared voting and/or investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 19,995,528 shares of common stock outstanding as of April 18, 2022. Shares of common stock subject to restricted stock units or options that are exercisable within 60 days of April 18, 2022 are considered outstanding and beneficially owned by the person holding the options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each of the individuals named below is Consensus Cloud Solutions, Inc., 700 S. Flower Street, 15th Floor, Los Angeles, California 90017.

NAME AND ADDRESS OF BENEFICIAL OWNERS	NUMBER OF SHARES	OWNERSHIP PERCENTAGE (%)
Ziff Davis, Inc. (1)	3,960,607	19.81
BlackRock, Inc. (2)	2,533,346	12.67
The Vanguard Group (3)	1,715,859	8.58
ArrowMark Colorado Holdings, LLC (4)	1,036,159	5.18
Scott Turicchi (5)	111,996	*
John Nebergall (6)	3,544	*
Jeffrey Sullivan	1,622	*
Douglas Bech (7)	46,347	*
Elaine Healy	0	*
Stephen Ross (8)	9,577	*
Nathaniel (Nate) Simmons	2,233	*
Pamela Sutton-Wallace (9)	4,573	*
All directors and officers as a group (10 individuals)	179,892	*
**    Less than one percent.
(1)Ziff Davis, Inc. has sole voting power and sole dispositive power over 3,960,607 shares. The address for Ziff Davis is 114 5th Avenue, 15th Floor, New York, New York 10011.
(2)Based on the most recently available Schedule 13G/A filed with the SEC on January 27, 2022 by BlackRock, Inc. According to its Schedule 13G/A, BlackRock, Inc. reported having sole voting power over 2,511,780 shares, shared voting power over no shares, sole dispositive power over 2,533,346 shares and shared dispositive power over no shares. The Schedule 13G/A contained information as of December 31, 2021 and may not reflect current holdings of Consensus’s stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(3)Based on the most recently available Schedule 13G filed by the Vanguard Group on February 9, 2022. According to its Schedule 13G, the Vanguard Group reported having sole voting power over no shares, shared voting power over 30,250 shares, sole dispositive power over 1,672,950 shares, and shared dispositive power over 42,909 shares. The Schedule 13G contained information as of December 31, 2021 and may not reflect current holdings of Consensus’s stock. The address for the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)Based on the most recently available Schedule 13G filed by ArrowMark Colorado Holdings, LLC on February 14, 2022. According to its Schedule 13G, ArrowMark reported having sole voting power and sole dispositive power over 1,036,159 shares. The Schedule 13G contained information as of December 31, 2021 and may not reflect current holdings of Consensus’s stock. The address for ArrowMark is 100 Fillmore Street, Suite 325, Denver, Colorado 80206.
(5)Consists of 92,102 shares of Company common stock, including 5757 shares held by The Turicchi Family Foundation.
(6)Consists of 2,318 shares of Company common stock and 1,226 RSUs that will vest within 60 days of the Record Date.
(7)Consists of 42,725 shares of Company common stock and 3622 RSUs that will vest within 60 days of the Record Date.
(8)Consists of 5,955 shares of Company common stock and 3622 RSUs that will vest within 60 days of the Record Date.
(9)Consists of 951 shares of Company common stock and 3622 RSUs that will vest within 60 days of the Record Date.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
This proxy statement is being provided to you in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held on Wednesday, June 15, 2022 at 8:30 a.m. Pacific Time, or at any adjournments or postponements thereof.
WHERE IS THE ANNUAL MEETING BEING HELD?
The Board has determined that the Annual Meeting should be held online this year via live audiocast in light of the continued impacts of and risks related to the COVID-19 pandemic and in order to permit stockholders from any location with access to the Internet to participate. This format also reduces the environmental impact of the Annual Meeting. The Company has endeavored to provide stockholders with the same rights and opportunities for participation in the Annual Meeting online as an in-person meeting.
HOW CAN I PARTICIPATE IN AND VOTE AT THE ANNUAL MEETING ONLINE?
Stockholders of record as of the close of business on April 18, 2022, the record date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions, and view the list of registered stockholders as of the record date during the meeting, stockholders of record should go to the Annual Meeting website at www.virtualshareholdermeeting.com/CCSI2022, enter the 16-digit control number found on your proxy card or Notice and follow the instructions on the website.
If your shares are held in street name and your voting instruction form indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.
The Annual Meeting will begin promptly at 8:30 a.m Pacific Time on Wednesday, June 15, 2022. Online check-in will begin at approximately 8:15 a.m. Pacific Time, and we encourage you to provide sufficient time before the Annual Meeting begins to check-in. Technicians will be available to assist you with any difficulties you may have accessing the Annual Meeting.
Stockholders may submit questions before the Annual Meeting at www.proxyvote.com and during the Annual Meeting at the meeting website. We plan to answer as many questions as possible during the time permitted. More information regarding the question and answer process, including the number and types of questions permitted, and how questions will be recognized, answered, and disclosed, will be available in the meeting rules of conduct, which will be posted on the Annual Meeting website.
WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?
Stockholders will be asked to consider the following proposals at the Annual Meeting:
1.To elect two directors to serve as Class I directors on the Board until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified; and
2.To ratify the selection by our Audit Committee of BDO USA, LLP (“BDO”) to serve as our independent registered public accounting firm for the year ending December 31, 2022;
We will also consider any other business that properly comes before the Annual Meeting.
HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?
Our Board unanimously recommends that stockholders vote “FOR” each nominee for director and “FOR” the ratification of the selection of BDO as our independent registered public accounting firm.
WHO MAY VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS?
Stockholders who owned shares of the Company’s common stock, par value $.01 per share, as of the close of business on April 18, 2022 are entitled to vote at the Annual Meeting. As of the record date, there were 19,995,528 shares of our common stock issued and outstanding.
HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?
In order for us to conduct the Annual Meeting, a quorum, consisting of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy.

HOW MANY VOTES DO I HAVE?
Each share of common stock is entitled to one vote on each matter that comes before the Annual Meeting.
WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME?
Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.”
WHAT IS THE PROXY CARD?
The proxy card enables you to appoint Scott Turicchi, our CEO, and Vithya Aubee, our Chief Legal Officer, as your representatives at the Annual Meeting. By completing and returning the proxy card, you are authorizing Mr. Turicchi and Ms. Aubee to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card before the Annual Meeting date in case your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.
IF I AM A STOCKHOLDER OF RECORD OF THE COMPANY’S SHARES, HOW DO I VOTE?
Before the Annual Meeting, you may vote:
•By mail, by completing, signing, and dating your proxy card (if you have received a paper copy of a proxy card by mail).
•Online at www.proxyvote.com.
•By telephone, at 1-800-690-6903.
During the Annual Meeting, you may vote online at www.virtualshareholdermeeting.com/CCSI2022.
IF I AM A BENEFICIAL OWNER OF SHARES HELD IN STREET NAME, HOW DO I VOTE?
Beneficial owners should check their voting instruction form for how to vote in advance of and how to participate in the Annual Meeting.
WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?
If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.
Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote shares not voted by customers on certain “routine” matters, including the ratification of an independent registered public accounting firm. Accordingly, at the Annual Meeting, your shares may only be voted by your brokerage firm for the ratification of our independent registered public accounting firm.
Brokers are prohibited from exercising discretionary authority on non-routine matters. The election of directors is considered a non-routine matter, and therefore brokers cannot exercise discretionary authority regarding this proposal for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). In the case of broker non-votes, and in cases where you abstain from voting on a matter when present at the Annual Meeting and entitled to vote, those shares will still be counted for purposes of determining if a quorum is present.
WHAT VOTE IS REQUIRED TO ELECT DIRECTORS?
Directors are elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee). Any shares voted “Abstain” and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL TO RATIFY THE SELECTION OF BDO AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?
Assuming that a quorum is present, approval of the proposal to ratify the selection of BDO as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal. Because this is considered a “routine” matter, we do not expect there to be any broker non-votes.
CAN I CHANGE MY VOTE AFTER I HAVE VOTED?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may revoke your proxy or change your vote by voting at a later date by Internet or telephone or, if you received a paper copy of a proxy card by mail, by signing and returning a new proxy card with a later date or by attending the Annual Meeting online and voting. Your attendance at the Annual Meeting online will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Corporate Secretary at 700 S. Flower Street, 15th Floor, Los Angeles, California 90017, a written notice of revocation prior to the Annual Meeting.
Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee.
WHAT HAPPENS IF I DO NOT INDICATE HOW TO VOTE MY PROXY?
If you vote by proxy card and sign your proxy card without providing further instructions, your shares will be voted “FOR” each of the director nominees and “FOR” the ratification of BDO to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2022.
IS MY VOTE KEPT CONFIDENTIAL?
Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.
WHERE DO I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
We will announce preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company will file with the SEC within four business days following the Annual Meeting.
WHO BEARS THE COST OF SOLICITING PROXIES?
The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

OTHER MATTERS
Other Business
We are not currently aware of any business to be acted upon at the Annual Meeting other than the matters discussed in this proxy statement. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting of Stockholders and with respect to any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof. If other matters do properly come before the Annual Meeting, or at any such adjournment or postponement of the Annual Meeting, we expect that shares of our common stock, represented by properly submitted proxies, will be voted by the proxy holders in accordance with the recommendations of our Board.
Submission of Stockholder Proposals for the 2023 Annual Meeting
Rule 14a-8 Proposals. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2023 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Such proposals must be received by the Company at its offices at 700 S. Flower Street, 15th Floor, Los Angeles, California 90017 no later than January 2, 2023.
Advance Notice Proposals and Nominations. In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting (but not for inclusion in the proxy statement). Notice of a nomination or proposal must be delivered to the Corporate Secretary at 700 S. Flower Street, 15th Floor, Los Angeles, California 90017 no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day prior to, the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Accordingly, for our 2023 annual meeting of stockholders, notice of a nomination or proposal must be delivered to us no later than March 17, 2023 and no earlier than February 15, 2023. Nominations and proposals also must satisfy the other requirements set forth in the bylaws. In addition, the deadline for providing notice to the Company under Rule 14a-19, the SEC’s universal proxy rule, of a stockholder’s intent to solicit proxies in support of nominees submitted under the Company’s advance notice bylaws is April 16, 2023.
Householding Information
Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside. This process, known as “householding,” reduces the volume of duplicate information received at any one household, helps to reduce our expenses, and benefits the environment. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together, both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions: If the shares are registered in the name of the stockholder, the stockholder should contact our Legal Department at our offices by sending a written request to 700 S. Flower Street, 15th Floor, Los Angeles, California 90017 or calling 323-860-9201, to inform us of his or her request; or if a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.
Where You Can Find More Information
We file annual and quarterly reports and other reports and information with the SEC. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s website, located at http://www.sec.gov.
Upon written or oral request, we will provide you, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the financial statements and schedules. Any requests for copies of information, reports or other filings with the SEC should be directed to Legal Department, Consensus Cloud Solutions, Inc., 700 S. Flower Street, 15th Floor, Los Angeles, California 90017.

consensus
Cloud Solutions

CONSENSUS CLOUD SOLUTIONS, INC.
700 S FLOWER ST. SUITE 1500
LOS ANGELES, CA 90017

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 14, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CCSI2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 14, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Nathaniel Simmons	☐	☐	☐
1b. Douglas Bech	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. To ratify the appointment of BDO USA, LLP to serve as the Company's independent auditors for fiscal 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000565804_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

CONSENSUS CLOUD SOLUTIONS, INC.
Annual Meeting of Shareholders
June 15, 2022 8:30 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Scott Turicchi and Vithya Aubee, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of CONSENSUS CLOUD SOLUTIONS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, PDT on June 15, 2022, virtually at: www.virtualshareholdermeeting.com/CCSI2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000565804_2 R1.0.0.24